                                                                     EXHIBIT 3.4



                             ARTICLES OF CORRECTION

                                     TO THE

                        ARTICLES OF AMENDMENT AND MERGER

                                       OF

                                 NZ CORPORATION

      Pursuant to Section 10-124, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Correction to its Articles of Amendment and Merger:

      1. Articles of Amendment and Merger for NZ Corporation, (the "Articles of Merger") were filed with the Arizona Corporation Commission on November 29, 2001, a copy of which is attached hereto as Exhibit A.

      2. The Articles of Merger were returned on December 3, 2001 because Article Third of the Articles of Merger contained an error in the last sentence. The last sentence read as follows:

            "The address of the known place of business of the surviving corporation is: 7068 Koll Center Parkway, Suite 401, Pleasonton, California 94566"

      3. The last sentence of Article Third of the Articles of Merger should read follows:

            "The address of the known place of business of the surviving corporation in Arizona is: 333 North 44th Street, Suite 420, Phoenix, Arizona 85008."

      4. Articles of Correction are being filed so that the file date of November 29, 2001 can be maintained.

      5. Attached as Exhibit B is the corrected document properly executed.

Dated as of this 5th day of December, 2001.

                                        LIPID SCIENCES, INC. (formerly known as
                                        NZ CORPORATION)


                                        By:   /s/ Sandra Gardiner
                                            ------------------------------------
                                        Its:  Secretary
                                            ------------------------------------

                                    EXHIBIT B

                        ARTICLES OF AMENDMENT AND MERGER

                                       OF

                              LIPID SCIENCES, INC.

                                      INTO

                                 NZ CORPORATION

      These Articles of Amendment and Merger are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-1105 of the Arizona Business Corporation Act by the undersigned corporations.

      FIRST: The names and states of incorporation of the merging corporations are as follows:

      Name                              State of Incorporation
      ----                              ----------------------
      NZ Corporation                          Arizona
      Lipid Sciences, Inc.                    Delaware

      SECOND: The Plan of Merger ("the Plan") of Lipid Sciences, Inc. into NZ Corporation is set forth in the attached Exhibit A.

      THIRD: Surviving Corporation. The name of the surviving corporation is NZ Corporation which will be changed by this merger to Lipid Sciences, Inc. The address of the known place of business of the surviving corporation is: 333 North 44th Street, Suite 420, Phoenix, Arizona 85008.

      FOURTH: Statutory Agent. The name and address of the initial statutory agent of the surviving corporation are: CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

      FIFTH: Outstanding Shares. The number of shares issued, outstanding and entitled to vote on the Plan, at the time of the approval by the respective shareholders, was:

      NZ Corporation                     6,816,936
      Lipid Sciences, Inc.              10,220,901

      SIXTH: Amendments to Articles of Incorporation. Attached hereto as Exhibit B is the text of each amendment to the articles of incorporation of the corporation.

      SEVENTH: Approvals. 4,372,304 of the issued and outstanding shares of NZ Corporation were voted in favor of the Plan. 8,692,670 of the issued and outstanding shares of Lipid Sciences, Inc. were voted in favor of the Plan.

      DATED November 29, 2001.

                                        NZ CORPORATION,
                                        an Arizona corporation


                                        By    /s/ Randy Stolworthy
                                           -------------------------------------

                                        By    /s/ Jerome Joseph
                                           -------------------------------------



                                        LIPID SCIENCES, INC.
                                        a Delaware corporation


                                        By  /s/ Phil Radlick
                                           -------------------------------------

                                        By  /s/ Sandra Gardiner
                                           -------------------------------------


                    [Signature page to Articles of Merger of Lipid Sciences, Inc. into NZ Corporation]

                                   EXHIBIT "A"

                                 PLAN OF MERGER

                                       OF

                              LIPID SCIENCES, INC.

                                      INTO

                                 NZ CORPORATION

      By this Plan of Merger, NZ Corporation, an Arizona corporation ("NZ"), and Lipid Sciences, Inc, a Delaware corporation ("Lipid"), state, confirm and agree as follows:

      FIRST: Lipid shall merge with and into NZ, and the separate corporate existence of Lipid shall then cease. NZ shall be the surviving corporation in the merger, and its name shall be changed to Lipid Sciences, Inc.

      SECOND: NZ shall succeed to and possess all the properties, accounts, rights, privileges, powers, franchises and immunities of a public as well as a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties, of Lipid all without further act, deed or other transfer.

      THIRD: All of the presently issued and outstanding common stock of Lipid shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and cease to exist. There an no classes of capital stock, other than common stock of Lipid authorized, issued or outstanding. NZ has two classes of capital stock authorized, common and preferred. Only shares of the common stock are issued and outstanding.

      FOURTH: The Articles of Incorporation, as amended, of NZ shall be the Articles of Incorporation of the corporation surviving the merger.

      FIFTH: The Bylaws of NZ shall be the Bylaws of the corporation surviving the merger.

      SIXTH: The directors and officers of Lipid shall be the directors and officers of the corporation surviving the merger and shall serve until successors are duly elected and qualified.

      SEVENTH: The officers of each corporation shall be authorized to do all acts and things necessary and proper to effect the merger.

      EIGHTH: The merger shall be effective upon the filing of the Articles of Amendment and Merger with the Arizona Corporation Commission and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      NINTH: Anything to the contrary herein notwithstanding, this Plan of Merger may be terminated and the transactions provided for herein may be abandoned by the Board of Directors of NZ or Lipid in their solo discretion, but not later than the effective date of the merger described in Article EIGHTH.

      IN WITNESS WHEREOF, NZ and Lipid have caused this Plan of Merger to be executed by their respective duly authorized officers on this 29th day of November, 2001.

                                        NZ CORPORATION,
                                        an Arizona corporation


                                        By    /s/ Randy Stolworthy
                                           -------------------------------------
                                        By    /s/ Jerome Joseph
                                           -------------------------------------



                                        LIPID SCIENCES, INC.,
                                        a Delaware corporation


                                        By    /s/ Phil Radlick
                                           -------------------------------------

                                        By    /s/ Sandra Gardiner
                                           -------------------------------------

                                    EXHIBIT B

      1. The corporation adopts the following amendment to its Articles of
Incorporation:

      Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

            1.    Name. The name of the Corporation shall be Lipid Sciences,
                  Inc.

                                    EXHIBIT A

                        ARTICLES OF AMENDMENT AND MERGER

                                       OF

                              LIPID SCIENCES, INC.

                                      INTO

                                 NZ CORPORATION

      These Articles of Amendment and Merger are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-1105 of the Arizona Business Corporation Act by the undersigned corporations.

      FIRST: The names and states of incorporation of the merging corporations are as follows:

      Name                              State of Incorporation
      ----                              ----------------------
      NZ Corporation                          Arizona
      Lipid Sciences, Inc.                    Delaware

      SECOND: The Plan of Merger ("the Plan") of Lipid Sciences, Inc. into NZ Corporation is set forth in the attached Exhibit A.

      THIRD: Surviving, Corporation. The name of the surviving corporation is NZ Corporation which will be changed by this merger to Lipid Sciences, Inc. The address of the known pine of business of the surviving corporation is: 7068 Koll Center Parkway, Suite 401, Pleasonton, California 94566.

      FOURTH: Statutory Agent. The name and address of the initial statutory agent of the surviving corporation are: CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012.

      FIFTH: Outstanding Shares. The number of shares issued, outstanding and entitled to vote on the Plan, at the time of the approval by the respective shareholders, was:

      NZ Corporation                     6,816,936
      Lipid Sciences, Inc.              10,220,901

      SIXTH: Amendments to Articles of Incorporation. Attached here to as Exhibit B is the text of each amendment to the articles of incorporation of the corporation.

      SEVENTH: Approvals. 4,372,304 of the issued and outstanding shares of NZ Corporation were voted in favor of the Plan. 8,692,670 of the issued and outstanding shares of Lipid Sciences, Inc. were voted in favor of the Plan.



               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

DATED: November 29, 2001.


                                        NZ CORPORATION,
                                        an Arizona corporation


                                        By    /s/ Randy Stolworthy
                                           -------------------------------------
                                        By    /s/ Jerome Joseph
                                           -------------------------------------



                                        LIPID SCIENCES, INC.
                                        a Delaware corporation


                                        By    /s/ Phil Radlick
                                           -------------------------------------

                                        By    /s/ Sandra Gardiner
                                           -------------------------------------


                    [Signature page to Articles of Merger of Lipid Sciences, Inc. into NZ Corporation]

                                   EXHIBIT "A"

                                 PLAN OF MERGER

                                       OF

                              LIPID SCIENCES, INC.

                                      INTO

                                 NZ CORPORATION

      By this Plan of Merger, NZ Corporation, an Arizona corporation ("NZ"), and Lipid Sciences, Inc., a Delaware corporation ("Lipid'"), state, confirm and agree as follows:

      FIRST: Lipid shall merge with and into NZ, and the separate corporate existence of Lipid shall then cease. NZ shall be the surviving corporation in the merger, and its name shall be changed to Lipid Sciences, Inc.

      SECOND: NZ shall succeed to and possess all the properties, accounts, rights, privileges, powers, franchises and immunities of a public as well as a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties, of Lipid all without further act, deed or other transfer.

      THIRD: All of the presently issued and outstanding common stock of Lipid shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and cease to exist. There are no classes of capital stock, other than common stock of Lipid authorized, issued or outstanding. NZ has two classes of capital stock authorized, common and preferred. Only shares of the common stock are issued and outstanding.

      FOURTH: The Articles of Incorporation, as amended, of NZ shall be the Articles of Incorporation of the corporation surviving the merger.

      FIFTH: The Bylaws of NZ shall be the Bylaws of the corporation surviving the merger.

      SIXTH: The directors and officers of Lipid shall be the directors and officers of the corporation surviving the merger and shall serve until successors are duly elected and qualified.

      SEVENTH: The officers of each corporation shall be authorized to do all acts and things necessary and proper to effect the merger.

      EIGHTH: The merger shall be effective upon the filing of the Articles of Amendment and Merger with the Arizona Corporation Commission and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

      NINTH: Anything to the contrary herein notwithstanding, this Plan of Merger may be terminated and the transactions provided for herein may be abandoned by the Board of Directors of NZ or Lipid in their sole discretion, but not later than the effective date of the merger described in Article EIGHTH.

      IN WITNESS WHEREOF, NZ and Lipid have caused this Plan of Merger to be executed by their respective duly authorized officers on this 29th day of November, 2001.

                                        NZ CORPORATION,
                                        an Arizona corporation


                                        By    /s/ Randy Stolworthy
                                           -------------------------------------
                                        By    /s/ Jerome Joseph
                                           -------------------------------------



                                        LIPID SCIENCES, INC.
                                        a Delaware corporation


                                        By    /s/ Phil Radlick
                                           -------------------------------------

                                        By    /s/ Sandra Gardiner
                                           -------------------------------------

                                    EXHIBIT B

      1. The corporation adopts the following amendment to its Articles of
Incorporation:

      Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

            1.    Name. The name of the Corporation shall be Lipid Sciences,
                  Inc.